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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          May 20, 1999
                                                 ------------------------------



                           STUART ENTERTAINMENT, INC.
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                     0-10737                  84-0402207
----------------------------        -----------           ------------------
(STATE OR OTHER JURISDICTION        (COMMISSION              (IRS EMPLOYER
OF INCORPORATION)                   FILE NUMBER)          IDENTIFICATION NO.)

3211 Nebraska Avenue, Council Bluffs, Iowa                     51501
-------------------------------------------                 ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (712) 323-1488
                                                   ----------------------------



                                 NOT APPLICABLE.
                                 ---------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)
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Item 5.        Other Events.

               On May 20, 1999, Stuart Entertainment, Inc. (the "Company") issued a press release announcing that it had reached an agreement-in-principle with the ad hoc committee, which is comprised of certain of the holders of its $100,000,000 12 1/2% Senior Subordinated Notes due 2004, with respect to a consensual restructuring of the Company's debt and equity. The agreement-in-principle is filed as Exhibit 10.1 and the press release is filed as Exhibit 10.1 to this Form 8-K.


Item 7.       Exhibits

(C)  10.1     Restructuring Agreement regarding Pre-Negotiated Plan of
              Reorganiztion between Stuart Entertainment, Inc. and members of ad hoc committee of holders of $100,000,000 of 12 1/2% Senior
              Subordinated Notes due 2004, dated May 20,1999*

      99.1    May 20, 1999 Press Release

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     * Schedules have been omitted.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          STUART ENTERTAINMENT, INC.

Date:  May 21, 1999                       By   /s/ Joseph M. Valandra
                                             ----------------------------------
                                                   Joseph M. Valandra
                                          Chairman of the Board, Chief Executive
                                          Officer and President

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                           STUART ENTERTAINMENT, INC.

                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX

         Exhibit No.                                 Exhibit

            10.1 Restructuring Agreement Regarding Pre-Negotiated Plan of Reorganization between Stuart Entertainment, Inc. and members of ad hoc committee of holders of $100,000,000 of 12 1/2% Senior Subordinated Notes due 2004, dated May 20, 1999*

            99.1               May 20, 1999 Press Release


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         *  Schedules have been omitted.

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